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                                                             EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2000, except for
Note 18, which is as of February 14, 2000, relating to the financial statements, which appears on page 24 of Corning Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the application of such report to the financial statement schedule appearing on page 54 of the Form 10-K/A when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (Nos. 333-44328 and 333-44328-01), which is incorporated by reference in this Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP


New York, New York
October 16, 2000